UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27122 (Commission file number)	94-2900635 I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA (Address of principal executive offices)	94588 (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Compensatory Arrangements of Certain Officers.

(e)           Amendment of 2005 Equity Incentive Plan

On June 4, 2009, the Board of Directors of Adept Technology, Inc. (“Adept”) approved the amendment of Adept's 2005 Equity Incentive Plan (the “2005 Plan”) to increase the number of shares of Common Stock authorized for issuance thereunder by 650,000 shares for a total of 1,250,000 shares.  Further, the Board approved a corresponding increase in the number of awards that could be granted pursuant to the 2005 Plan in the form of incentive stock options from 400,000 to 1,000,000 and an increase in the maximum number of shares subject to awards issued pursuant to the 2005 Plan to any single individual in a calendar year from 150,000 to 160,000.  Approval of the amendment to the 2005 Plan with respect to the increase in authorized shares issuable pursuant to the 2005 Plan shall be subject to approval of the stockholders of Adept, and is expected to be proposed for adoption by the stockholders at Adept’s 2009 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Date: June 8, 2009	By:	/s/Lisa M. Cummins
Lisa M. Cummins
Vice President of Finance and Chief Financial Officer